UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999
San Francisco,
California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	V	New York Stock Exchange
1.500% Senior Notes due 2026	V26	New York Stock Exchange
2.000% Senior Notes due 2029	V29	New York Stock Exchange
2.375% Senior Notes due 2034	V34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02    Unregistered Sales of Equity Securities.

On July 8, 2022, Visa Inc. (“Visa” or the “Company”) announced that it will release approximately $3.5 billion from its Series B and Series C Convertible Participating Preferred Stock (“Series B Preferred Stock” and “Series C Preferred Stock,” respectively, and collectively, “Preferred Stock”) in connection with the second mandatory release assessment on June 21, 2022, the sixth anniversary of the Visa Europe acquisition transaction and the issuance of the Preferred Stock. As required by the Litigation Management Deed (“LMD”) entered into at the time of the transaction, at each release assessment, Visa, in consultation with the Litigation Management Committee comprising representatives of former Visa Europe members (“LMC”), performs a conservative assessment of the ongoing risk of liability to Visa and its subsidiaries arising from certain existing and potential litigation relating to the setting of multilateral interchange fee rates in the Visa Europe territory. Visa and the LMC have followed the procedures identified in the LMD, and the second release amount is now final.

The release will result in a downward adjustment of the Class A Common Equivalent Number (as defined in the certificates of designations (“CODs”) for the Preferred Stock), and a partial conversion of the Preferred Stock into Series A Convertible Participating Preferred Stock (“Series A Preferred Stock”) in accordance with the applicable COD, each of which was filed as an exhibit to Visa’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021. The adjustments were calculated in accordance with the CODs using the volume-weighted average price for Visa’s Class A Common Stock over the 10-day trading period from June 6, 2022 through June 17, 2022.

Effective July 29, 2022 (the “Effective Date”), the Liability Coverage Reduction Amount (as defined in the CODs), Conversion Adjustment (as defined in the CODs) and new Class A Common Equivalent Number for each series of Preferred Stock will be updated as follows:
a.Series B Preferred Stock: A Liability Coverage Reduction Amount of approximately $1.5 billion, which will result in a Conversion Adjustment of 3.084 and reduce the Class A Common Equivalent Number for the Series B Preferred Stock from 6.055 to 2.971; and
b.Series C Preferred Stock: A Liability Coverage Reduction Amount of approximately $2.0 billion, which will result in a Conversion Adjustment of 3.179 and reduce the Class A Common Equivalent Number for the Series C Preferred Stock from 6.824 to 3.645.

On the Effective Date, the Company will issue approximately 176,853 shares of Series A Preferred Stock, subject to adjustment to account for fractional shares, to holders of record of Preferred Stock as of July 22, 2022. Each holder of Preferred Stock will receive a number of shares of Series A Preferred Stock equal to the applicable Conversion Adjustment per share of Preferred Stock, divided by 100. The Company will pay cash in lieu of issuing fractional shares of Series A Preferred Stock. Each share of Series A Preferred Stock will be automatically converted into 100 shares of Class A Common Stock in connection with a sale to a person eligible to hold Class A Common Stock in accordance with Visa’s certificate of incorporation.

The Series A Preferred Stock issued in connection with the release, and the Class A Common Stock issued in connection with any sale of Series A Preferred Stock to a person eligible to hold Class A Common Stock, will be issued in reliance on the exemption from the registration requirements of the Securities Act of 1933 set forth in Section 3(a)(9) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date:	July 8, 2022	By:	/s/ Vasant M. Prabhu
Vasant M. Prabhu Vice Chair, Chief Financial Officer